Filed pursuant to Rule 424(b)(5)

Registration No. 333-278645

PROSPECTUS SUPPLEMENT

(To prospectus dated April 23, 2024)

Up to $11,311,750 of Ordinary Shares

RAIL VISION LTD.

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P. or the Sales Agent, dated April 24, 2025, relating to the sale of our ordinary shares, no par value per share, or ordinary shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $11,311,750 from time to time through or to A.G.P. as sales agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.0% of the gross sales price per ordinary share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Placement Agent.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RVSN.” On April 23, 2025, the last reported sale price of the ordinary shares on the Nasdaq Capital Market, or the Nasdaq, was $0.4245 per ordinary share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of the date of this prospectus supplement, based on the closing price of our ordinary shares on the Nasdaq on February 24, 2025, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $33,935,249. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the ordinary shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is April 24, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-278645) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on April 23, 2024. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $100 million of ordinary shares, warrants and units. We sometimes refer to the ordinary shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ordinary shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Rail Vision Ltd., 15 Ha’Tidhar Street, Ra’anana, 4366517, Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: +972-9-957-7706.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. Neither we nor the Sales Agent are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the Sales Agent is not, making an offer or sale of our ordinary shares in any jurisdiction where such offer or sale is not permitted.

None of we, the Sales Agent or any of our or their representatives are making any representation to you regarding the legality of an investment in our ordinary shares by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our ordinary shares.

In this prospectus, references to the terms “Rail Vision,” “the Company,” “we,” “us,” “our” and similar terms, refer to Rail Vision Ltd. and its subsidiaries, unless we state or the context implies otherwise. We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

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INDUSTRY AND MARKET DATA

This prospectus supplement includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus supplement, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

All references to “NIS” are to New Israel Shekels, the lawful currency of Israel. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States. Our financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We present our consolidated financial statements in U.S. dollars. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S–5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are an early commercialization stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator.

Since our founding in April 2016, we have developed unique railway detection systems for railway safety, based on image processing and deep leaning technologies that provide early warnings to train driver of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. In 2017, we were recognized as the winner of Deutche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. In addition, even when detected something on the level crossing tracks, the message has to be transmitted in a way that the driver would be able to react on time. In recognition of the limitations of existing solutions, we integrate a collision avoidance system using long-range real-time AI and electro-optics technologies on trains that is designed to address this unmet need. as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks, or poor infrastructure.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and artificial intelligence, or AI, solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems.

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Autonomous trains, also known as driverless trains, are operated automatically without any human intervention, and are monitored from the control station when communication is available. In case of any obstacle incurred in the route, the obstacle detection system commands the train to stop and in parallel a message is sent to operational control center and to the attendant on the train if any, to further command the train. Owing to increase in traffic congestion on road network, the need for smart and frequent trains has boosted the growth of the global market. According to Grand View Research, as of 2023, the global market autonomous train market size was estimated to be valued at $9.82 billion and is expected to grow at a compound annual growth rate (CAGR) of 5.9% from 2024 to 2030 reaching over $15.0 billion.

Our railway detection systems are currently under a couple of projects of equipping each customer with up to 10 systems each and in a pilot phases with several industry leading railway operators, as we seek to move to the next stage of receiving commercial roll out orders. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

Company Information

Our registered office and principal place of business is located at Rail Vision Ltd., 15 Ha’Tidhar Street, Ra’anana, 4366517, Israel. Our telephone number in Israel is +972-9-957-7706. Our website address is www.railvision.io. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the option to present only two years of audited financial statements and a discussion of only two years of our Operating Financial Review and Prospects in our Annual Report on Form 20-F;

●	not being required to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”), regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

As a result, the information contained in this prospectus, the prospectus supplement and the documents incorporated by reference herein and therein may be different from the information you receive from other public companies in which you hold shares. We may take advantage of these provisions for up until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years; (iii) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act; or (iv) the last day of the fiscal year following the fifth anniversary of this offering.

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Foreign Private Issuer

We are also a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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THE OFFERING

Ordinary shares outstanding prior to this offering	52,210,688 ordinary shares as of April 24, 2025.

Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $11,311,750.

Ordinary shares outstanding after this offering	Up to 79,901,630 ordinary shares (as more fully described in the notes following this table), assuming sales of 27,690,942 ordinary shares in this offering at an offering price of $0.4085 per share, which was the last reported sale price of our ordinary shares on the Nasdaq on April 17, 2025. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, which include financing our operations, capital expenditures and business development. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ordinary shares.

Nasdaq symbol	“RVSN”

Unless otherwise stated, all information in this prospectus supplement, is based on 52,210,688 outstanding as of April 24, 2025, and does not include the following as of that date:

●	9,288,745 ordinary shares reserved for issuance under our Amended Share Option Plan, of which options to purchase 179,638 ordinary shares were outstanding as of such date at a weighted average exercise price of $17.14, of which 138,484 were vested as of such date;

●	the issuance of 2,343,019 ordinary shares underlying restricted share units, or RSUs, that are issuable upon the applicable vesting date under our Amended Share Option Plan; and

●	2,289,843 ordinary shares issuable upon the exercise of warrants, at a weighted average exercise price of $10.07.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the warrants or options, as described above; and

●	a reverse share split of the Company’s ordinary shares at the ratio of 8:1 effected on November 15, 2023, and the customary adjustments to our outstanding options and warrants.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of ordinary shares we will sell under the Sales Agreement with A.G.P., as well as the price at which we may sell such ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits, we set with A.G.P. In addition, the price at which ordinary shares are sold by AGP, from time to time, will be dependent on the market price of our ordinary shares and, as a result, purchasers of our ordinary shares that are sold under the Sales Agreement may purchase such ordinary shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ordinary shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

A substantial number of our ordinary shares will be sold in this offering and we may sell or issue additional ordinary shares in the future, which could cause the price of the ordinary shares to decline.

We may sell an assumed 27,690,242 ordinary shares during the term of the Sales Agreement with A.G.P., equal to approximately 53% of our outstanding ordinary shares as of April 24, 2025. This sale and any future issuances or sales of a substantial number of ordinary shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ordinary shares. We have issued a substantial number of ordinary shares in connection with the exercise of warrants and options to purchase our ordinary shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

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We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, and the future expected cash flow from sales will be sufficient to fund our operating expenses and capital requirements for at least 26 months of operations from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the ordinary shares may be volatile.

The market price of the ordinary shares has fluctuated in the past. Consequently, the current market price of the ordinary shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ordinary shares.

We do not anticipate paying any dividends.

No dividends have been paid on our ordinary shares. We do not intend to pay cash dividends on our ordinary shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law, 5759-1999, or the Companies Law.

Risks Related to Our Operations in Israel

Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive office is located in Ra’anana, Israel. In addition, certain of our key employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in the Middle East may affect our business directly. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region, including Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. As a result of the events of October 7, 2023, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. As of the date of this prospectus supplement, one (1) of our employees is serving in active duty, who is not an executive or performs critical or exclusive functions. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

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Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. On January 19, 2025, a temporary ceasefire came into effect between Israel and Hamas, the result of which is uncertain. However, we cannot predict if and to what extent these ceasefires will remain in effect or upheld. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles, has threatened to continue to attack Israel, and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our ordinary shares. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general, and we continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations. If the ceasefires declared collapse or a new war commences or hostilities expand to other fronts, our operations may be adversely affected.

Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred, and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

General Risk Factors

If we are unable for any reason to meet the continued listing requirements of Nasdaq, such action or inaction could result in a delisting of our ordinary shares.

As previously disclosed, on March 6, 2025, we received an initial notification letter from Nasdaq’s Listing Qualifications Department notifying us that we had 180 days to regain compliance with the minimum bid price requirement set forth in Nasdaq’s continued listing rules. Nasdaq’s continued listing rules require that listed securities maintain a minimum bid price of $1.00 per share, and that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days or more. We have until September 2, 2025, to regain compliance with the minimum bid price requirement in order to maintain the listing. To regain compliance with the minimum bid price requirement, our ordinary shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event that we do not regain compliance by September 2, 2025, we may then be eligible for additional 180 days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our ordinary shares, at which point we will have an opportunity to appeal the delisting determination to a hearings panel.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, Nasdaq may take steps to delist our ordinary shares. Such a delisting would likely have a negative effect on the price of our ordinary shares and would impair your ability to sell or purchase our ordinary shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our ordinary shares to become listed again, stabilize the market price or improve the liquidity of our ordinary shares, prevent our ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

S-7

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our limited operating history;

●	our current and future capital requirements;

●	our ability to manufacture, market and sell our products and to generate significant revenues;

●	our intention to advance our technologies and commercialization efforts;

●	our ability to maintain our relationships with key partners and grow relationships with new partners;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets in new locations and new market segments;

●	our ability to retain key executive members and hire additional personnel;

●	our ability to maintain and expand intellectual property rights;

●	interpretations of current laws and the passages of future laws;

●	our ability to achieve greater regulatory compliance needed in existing and new markets;

●	the overall demand for passenger and freight transport;

●	our ability to achieve key performance milestones in our planned operational testing;

●	our ability to establish adequate sales, marketing, production and distribution channels;

●	acceptance of our business model by investors;

●	our ability to maintain the listing of our ordinary shares on Nasdaq;

●	security, political and economic instability in the Middle East that could harm our business, including due to the current security situation in Israel; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-8

USE OF PROCEEDS

We may sell ordinary shares having an aggregate sales price of up to $11,311,750 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which include financing our operations, capital expenditures and business development.

The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

S-9

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends.

S-10

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to the (i) issuances and sales of 8,094,297 ordinary shares as advance shares pursuant to the standby equity purchase agreement that we entered into with YA II PN, LTD. on October 7, 2024, as amended on February 26, 2025, or the SEPA, for gross proceeds of approximately $7.5 million; and (ii) issuance of 5,950,000 ordinary shares upon the exercise of warrants issued as part of a facility agreement that we entered into in January 2024, at an exercise price of $0.408 per ordinary share, resulting in gross proceeds to us of approximately $2.4 million, as if such events had occurred on December 31, 2024.

●	on a pro forma as adjusted basis, giving effect to the sale of an aggregate of 27,690,942 ordinary shares at an assumed price of $0.4085 per ordinary share, the last reported sale price of the ordinary shares on Nasdaq on April 17, 2025, for aggregate net proceeds of approximately $11.2 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us, as if such sale occurred on December 31, 2024.

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

U.S. dollars in thousands	As of December 31, 2024
	Actual (audited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$17,238	27,081	38,272
Total shareholders’ equity	17,702	27,545	38,736
Total capitalization	17,702	27,545	38,736

The above table is based on 37,943,891 ordinary shares outstanding as of December 31, 2024, and does not include the following:

●	4,288,745 ordinary shares reserved for issuance under our Amended Share Option Plan as of such date, of which options to purchase 180,925 ordinary shares were outstanding as of such date at a weighted average exercise price of $17.13, of which 137,139 were vested as of such date;

●	the issuance of 2,629,353 ordinary shares underlying restricted share units, or RSUs, that are issuable upon the applicable vesting date under our Amended Share Option Plan that were outstanding as of such date; and

●	8,239,843 ordinary shares issuable upon the exercise of warrants, at a weighted average exercise price of $3.09.

S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus. A description of our ordinary shares can be found in Exhibit 2.1 “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934,” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025, and incorporated by reference herein.

S-12

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell ordinary shares from time to time in an amount up to $11,311,750 through or to A.G.P., acting as sales agent or principal. Sales of our ordinary shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our ordinary shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount ordinary shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of ordinary shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, to sell our ordinary shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of ordinary shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of ordinary shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our ordinary shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our ordinary shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $45,000 and for A.G.P.’s expenses (including but not limited to the reasonable fees and documented out-of-pocket costs and expenses of its legal counsel): (i) up to an additional $2,500 per calendar quarter thereafter (on an annual basis in an amount not to exceed $10,000); and (ii) up to an additional $10,000 for each additional program “refresh”.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $76,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of ordinary shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our ordinary shares.

S-13

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving three days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Listing

The ordinary shares are listed under the symbol “RVSN” on the Nasdaq Capital Market.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the ordinary shares offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the ordinary shares offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-14

LEGAL MATTERS

Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel. Sullivan & Worcester LLP, New York, New York is acting as counsel to the Sales Agent.

S-15

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

S-16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 31, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed on April 4, 2025 and April 24, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description our ordinary shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Rail Vision Ltd.

15 Hatidhar St.

Ra’anana 4366517 Israel

Attention: Ofer Naveh, Chief Financial Officer

Telephone number: + +972-9-957-7706

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

S-17

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://railvision.io/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

S-18

EXPENSES

The following table sets forth costs and expenses, other than any sales agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$50,000	*
Accounting fees and expenses	$25,000	*
Printing and other expenses	$1,000	*
Total	$76,000	*

*	denotes estimate

S-19

PROSPECTUS

$100,000,000

RAIL VISION LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $100,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “RVSN.”

Investing in the securities involves a high degree of risk, including that the trading price of Ordinary Shares has been subject to volatility and investors in this offering may not be able to sell their Ordinary Shares above the actual offering price or at all. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the United States Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Rail Vision” refer to Rail Vision Ltd., an Israeli corporation.

ii

OUR COMPANY

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways, with investments from Knorr-Bremse, a world-class rail system manufacturer. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator.

Following a long-term pilot with Israel Railways that was concluded in August 2022, in January 2023, we signed an agreement with Israel Railways for the purchase of 10 Rail Vision Main Line Systems, which installation started in February 2024. In addition, after a successful six-month long-term pilot with a US-based rail and leasing services company, in January 2024, we signed a supply contract with this customer valued at up to $5,000,000 for the purchase our AI-based Switch Yard Systems. The first phase of the contract is valued at $1,000,000. Follow-on orders for additional Switch Yard Systems, valued at up to $4,000,000, are subject to customer approval. Also, in October 2023, we received a $500,000 purchase order for a single Main Line System and related services from a leading Latin American mining company, which was delivered to the customer in December 2023. The customer is expected to start a long-term pilot soon after completing the installation.

In addition, our railway detection system is currently in a pilot phase with several industry leading railway operators as we seek to move to the next stage of receiving commercial orders. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and artificial intelligence, or AI, solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems.

Autonomous trains, also known as driverless trains, are operated automatically without any human intervention, and are monitored from the control station when communication is available. In case of any obstacle incurred in the route, the obstacle detection system commands the train to stop and in parallel a message is sent to operational control center and to the attendant on the train if any, to further command the train. Owing to increase in traffic congestion on road network, the need for smart and frequent trains has boosted the growth of the global market. According to Allied Market Research, the autonomous train technology market was valued at $5.88 billion in 2018, and is projected to reach $15.57 billion by 2026, growing at a CAGR of 12.9% from 2019 to 2026.

Since our founding in April 2016, we have developed unique railway detection systems for railway safety, based on image processing and deep leaning technologies that provide early warnings to train driver of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. In 2017, we were recognized as the winner of Deutsche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. In addition, even when detected something on the level crossing tracks, the message has to be transmitted in a way that the driver would be able to react on time. In recognition of the limitations of existing solutions, we integrate a collision avoidance system using long-range real-time AI and electro-optics technologies on trains that is designed to address this unmet need. as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks, or poor infrastructure.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” “Use of Proceeds,” and elsewhere in this prospectus, and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

capitalization

The following table sets forth our capitalization as of December 31, 2023. The information in this table is derived from our audited financial information as of December 31, 2023, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of December 31, 2023

Cash and cash equivalents	$3,066

Shareholders’ equity:
Ordinary shares	68
Additional paid in capital	68,681

Accumulated deficit	(65,962)
Total shareholders’ equity	2,787
Total capitalization	2,787

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, and for pursuing strategic opportunities, including, but not limited to, strategic acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Ordinary Shares

As of April 11, 2024, our authorized share capital consisted of 100,000,000 Ordinary Shares, no par value, of which 16,484,780 Ordinary Shares were issued and outstanding as of such date. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

In addition to Ordinary Shares, in the last three years, we have issued warrants to purchase an aggregate of 25,275,183 Ordinary Shares to investors, of which no warrants have expired, 10,244,727 warrants have been exercised and 15,030,456 are still outstanding. The exercise price of the warrants ranges from $0.408 to $33.04 per Ordinary Share. In addition, in the last three years we have issued options to directors, employees and consultants to purchase an aggregate of 210,490 Ordinary Shares, of which 60,011 options have expired, no options have been exercised and 150,479 options are still outstanding. The exercise price of the options ranges from $14.80 to $49.12 per Ordinary Share.

Registration Number of the Company

Our registration number with the Israeli Registrar of Companies is 515441541.

Purposes and Objects of the Company

Our purpose and objectives are set forth in Section 3 of our amended and restated articles of association.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our board of directors may exercise all powers that are not required under the Israeli Companies Law 5759-1999, or the Companies Law, or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person electronically or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are appointed by shareholders holding at least 10% of the issued share capital of the company and in such case the appointment will be for undefined period, subject to the provisions of the amended and restated articles, or elected at an annual general meeting of our shareholders and in such case they shall serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting or earlier if required by our amended and restated articles of association or applicable law, upon the earlier. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Companies Law.  See “Item 6.C— Management—Board Practices—External Directors” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein for additional information.

Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the members of our board of directors; and/or (b) one or more shareholders holding, in the aggregate, either (i) 5% or more of our outstanding voting power or (ii) 5% or more of our outstanding issued shares and 1% of our outstanding voting power.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, under our amended and restated articles of association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, in order to change the rights attached to any class of shares, such change must be adopted by the board of directors and at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority requirement that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 20 and “Incorporation of Information by Reference” beginning on page 19. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 20 and “Incorporation by Reference” beginning on page 19. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel.

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 incorporated in this Prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2023, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this Prospectus by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with an offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee		$14,760
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 28, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 29, 2024, April 3, 2024 and April 11, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	The description our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Rail Vision Ltd., 15 Ha’Tidhar St. Ra’anana, 4366517 Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: + +972-9-957-7706.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://railvision.io/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, all or a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to $11,311,750 of Ordinary Shares

Rail Vision Ltd.

PROSPECTUS SUPPLEMENT

April 24, 2025